As filed with the Securities and Exchange Commission on October 30, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MASCO CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-1794485 (I.R.S. Employer Identification No.)
21001 Van Born Road
Taylor, Michigan
48180
(Address including zip code of Principal Executive Offices)

Masco Corporation 2005 Long Term Stock Incentive Plan, as amended
(Full title of the plan)

Barry J. Silverman
Vice President, General Counsel and
Secretary
Masco Corporation
21001 Van Born Road
Taylor, Michigan, 48180
(313) 274-7400

(Name, address and telephone number, including area code, of agent for service)

Copy to:
Barbara Nims
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Tel: (212) 450-4000
Fax: (212) 450-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
	Amount to be	Maximum Offering	Aggregate	Amount of
Title of Securities to be Registered	Registered (1)	Price Per Share (3)	Offering Price (3)	Registration Fee (3)
Common Stock (par value $1.00 per share) (2)	9,000,000	$13.68	$123,120,000	$6,870.10

(1)	Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents shares available for future awards under the Masco Corporation 2005 Long Term Stock Incentive Plan, as amended.

(3)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended (the “1933 Act”), solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on October 23, 2009.

EXPLANATORY NOTE
A registration statement on Form S-8 (Registration No. 333-126888) of Masco Corporation (the “Company”) was filed on July 26, 2005 (the “Prior Registration Statement”) to register under the 1933 Act 25,000,000 shares of the Company’s common stock, par value $1.00 per share, issuable to eligible employees of the Company under its 2005 Long Term Stock Incentive Plan. This Registration Statement on Form S-8 (the “Registration Statement”) has been prepared and filed pursuant to and in accordance with the requirements under General Instruction E to Form S-8 for the purpose of effecting the registration under the 1933 Act of an additional 9,000,000 shares of the Company’s common stock issuable upon awards to be granted under the Company’s 2005 Long Term Stock Incentive Plan, as amended, at any time or from time to time.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     Pursuant to General Instruction E to Form S-8, the Company hereby incorporates by reference the contents of the Prior Registration Statement.
ITEM 8. EXHIBITS
5	Opinion of Barry J. Silverman

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Barry J. Silverman (included in Exhibit 5)

24.1	Power of Attorney included on Signature page

SIGNATURES
     Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taylor, Michigan on the 30th day of October, 2009.

MASCO CORPORATION
By:	/s/ John G. Sznewajs
	Name:	John G. Sznewajs
	Title:	Vice President, Treasurer and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry J. Silverman and John G. Sznewajs, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy Wadhams Timothy Wadhams	President, Chief Executive Officer and Director (Principal Executive Officer)	October 30, 2009

/s/ John G. Sznewajs John G. Sznewajs	Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	October 30, 2009

/s/ William T. Anderson William T. Anderson	Vice President — Controller (Principal Accounting Officer)	October 30, 2009

/s/ Dennis W. Archer Dennis W. Archer	Director	October 30, 2009

/s/ Thomas G. Denomme Thomas G. Denomme	Director	October 30, 2009

/s/ Anthony F. Earley, Jr. Anthony F. Earley, Jr.	Director	October 30, 2009

/s/ Verne G. Istock Verne G. Istock	Director	October 30, 2009

/s/ David L. Johnston David L. Johnston	Director	October 30, 2009

/s/ J. Michael Losh J. Michael Losh	Director	October 30, 2009

/s/ Richard A. Manoogian Richard A. Manoogian	Director	October 30, 2009

/s/ Lisa A. Payne Lisa A. Payne	Director	October 30, 2009

/s/ Mary Ann Van Lokeren Mary Ann Van Lokeren	Director	October 30, 2009

4